Tyler Technologies Reports Earnings for Third Quarter 2022
Revenues grew approximately 9% organically, excluding COVID-related revenues
PLANO, Texas – October 26, 2022 – Tyler Technologies, Inc. (NYSE: TYL) today announced financial results for the third quarter ended September 30, 2022.
Third Quarter 2022 Financial Highlights:
•Both GAAP and non-GAAP total revenues were $473.2 million, up 2.9% from $459.9 million and 2.7% from $460.6 million, respectively, for the third quarter of 2021. On an organic basis (excluding COVID-related revenues), GAAP revenues grew 9.0% and non-GAAP revenues grew 8.8%.
•Recurring revenues from maintenance and subscriptions were $371.7 million, up 0.2% from $370.8 million for the third quarter of 2021, and comprised 78.5% of third quarter 2022 revenues, compared to 80.6% for the third quarter of 2021. On an organic basis (excluding COVID-related revenues), recurring revenues were $364.5 million, up 9.3%.
•Revenues included a total of $11.7 million from NIC's COVID-related initiatives, which are expected to end in the fourth quarter. Revenues from COVID-related initiatives totaled $43.3 million in the third quarter of 2021.
•Operating income was $60.9 million, up 8.4% from $56.2 million for the third quarter of 2021. Non-GAAP operating income was $117.8 million, up 0.9% from $116.8 million for the third quarter of 2021.
•Net income was $53.2 million, or $1.26 per diluted share, up 20.5% from $44.2 million, or $1.04 per diluted share, for the third quarter of 2021. Non-GAAP net income was $87.4 million, or $2.06 per diluted share, up 2.8% from $85.0 million, or $2.01 per diluted share, for the third quarter of 2021.
•The annual non-GAAP effective tax rate is 22.5%, down from 24.0% in 2021, as the result of an increase in the estimated research tax credit. For the third quarter, the non-GAAP effective tax rate was 19.6% to reflect the change in tax rate for the first nine months of the year.
•Cash flows from operations were $129.4 million compared to $205.4 million for the third quarter of 2021. Free cash flow was $115.6 million compared to $192.8 million for the third quarter of 2021.
•Adjusted EBITDA was $126.9 million, up 1.5% from $125.0 million for the third quarter of 2021.
•Software subscription arrangements comprised approximately 91% of the total new software contract value for the third quarter, compared to approximately 74% for the third quarter of 2021.
•Software subscription bookings for the third quarter added $28.1 million in annual recurring revenue.
•Annualized non-GAAP recurring revenues (ARR) were $1.49 billion, unchanged from $1.49 billion for the third quarter of 2021 due to a reduction in COVID-related subscription revenue. On an organic basis, excluding COVID-related revenues, annualized non-GAAP ARR grew 11.2%.

Tyler Technologies Reports Earnings
For Third Quarter 2022
October 26, 2022

•Total backlog was $1.88 billion, up 6.3% from $1.77 billion at September 30, 2021.
“Third quarter results were highlighted by strong execution and robust public sector market demand, supported by healthy budgets," said Lynn Moore, Tyler's president and chief executive officer. "We are carrying strong momentum across our divisions, and market activity continues to build and drive larger opportunities and multi-suite wins. Professional services revenue continues to be pressured as we onboard new implementation team members and build capacity to support our growing backlog.
"Overall, we reported solid top and bottom-line results while advancing our cloud-first strategy. Total contract value for new software subscription agreements reached a new high and comprised 91% of our new software contract value this quarter. Contract signings were highlighted by a five-year $54 million contract with the U.S. Department of State for our Case Management Development Platform. This represents the largest win in our Federal Division's history, although only approximately $8 million of the contract value was included in the third quarter bookings due to certain contract provisions.
"In light of the rising interest rate environment, we continue to prioritize the use of excess cash to aggressively reduce debt, while being opportunistic toward strategic acquisitions and investments that enhance our long-term growth strategy. During the quarter, we reduced term debt by $190 million and our net leverage is now under two times proforma EBITDA.
"Looking forward, we are encouraged by continued strength in the public sector markets as reflected in stable or increasing RFP and demo activity across our business units. We are also pleased that our software revenue mix continues to arc towards SaaS even more rapidly than previously expected, even though the increased mix of SaaS arrangements is putting pressure on near-term revenue growth, as license revenue will decline faster than planned this year and in 2023. We have reduced the upper end of our full year revenue guidance to reflect lower license revenue, as well as pressure on professional services revenue related to staffing. The midpoint of our annual non-GAAP EPS guidance, adjusted for the reduction in our effective tax rate, is unchanged," concluded Moore.
Guidance for 2022
As of October 26, 2022, Tyler Technologies is providing the following guidance for the full year 2022:
•GAAP and non-GAAP total revenues are both expected to be in the range of $1.837 billion to $1.857 billion.
•Total revenues are expected to include approximately $49 million of COVID-related revenues from NIC's TourHealth and rent relief services. Revenue from TourHealth concluded in the second quarter, while revenue from the rent relief program are expected to end in the fourth quarter.
•GAAP diluted earnings per share are expected to be in the range of $3.89 to $4.05 and may vary significantly due to the impact of stock option activity on the GAAP effective tax rate.
•Non-GAAP diluted earnings per share are expected to be in the range of $7.51 to $7.65.
•Interest expense is expected to be approximately $28 million, including approximately $7 million of non-cash amortization of debt discounts and issuance costs.
•Pretax non-cash, share-based compensation expense is expected to be approximately $107 million.

Tyler Technologies Reports Earnings
For Third Quarter 2022
October 26, 2022

•Research and development expense is expected to be in the range of $97 million to $100 million.
•Fully diluted shares for the year are expected to be in the range of 42.4 million to 42.8 million shares.
•GAAP earnings per share assumes an estimated annual effective tax rate of approximately 14.0% after discrete tax items, including approximately $8 million of discrete tax benefits related to share-based compensation.
•The non-GAAP annual effective tax rate is expected to be 22.5%, down from 24% based on a change in our estimated research tax credit and its effect on our annual effective GAAP tax rate.
•Capital expenditures are expected to be in the range of $58 million to $62 million, including approximately $34 million of capitalized software development costs. Total depreciation and amortization expense is expected to be approximately $147 million, including approximately $112 million from amortization of acquisition intangibles.
GAAP to non-GAAP guidance reconciliation
Non-GAAP diluted earnings per share excludes the estimated full-year impact of non-cash share-based compensation expense and employer portion of payroll tax related to employee stock transactions of approximately $107 million, amortization of acquired software and intangible assets of approximately $112 million, acquisition-related costs of approximately $1 million, and lease restructuring costs of approximately $1 million. Additionally, the non-GAAP tax rate of 22.5% is estimated periodically as described below under "Non-GAAP Financial Measures" and excludes approximately $8 million of estimated discrete tax benefits that are included in the GAAP estimated annual effective tax rate.
Conference Call
Tyler Technologies will hold a conference call on Thursday, October 27, 2022 at 10:00 a.m. ET to discuss the company’s results. The company is offering participants the opportunity to register in advance for the conference through the following link: https://conferencingportals.com/event/dXimaDxA. Registered participants will receive an email with a calendar reminder and dial-in number and PIN that will allow them to listen to the call live.
Participants who do not wish to pre-register for the call may dial in using 888-330-2506 (U.S. and Canada callers) or 240-789-2712 (international callers) and ask for the “Tyler Technologies” call. The live audio webcast and archived replay can also be accessed at http://investors.tylertech.com/events-and-presentations/default.aspx.
About Tyler Technologies, Inc.
Tyler Technologies (NYSE: TYL) provides integrated software and technology services to the public sector. Tyler's end-to-end solutions empower local, state, and federal government entities to operate more efficiently and connect more transparently with their constituents and with each other. By connecting data and processes across disparate systems, Tyler's solutions are transforming how clients gain actionable insights that solve problems in their communities. Tyler has more than 37,000 successful installations across more than 12,000 locations, with clients in all 50 states, Canada, the Caribbean, Australia, and other international locations. Tyler has been recognized numerous times for growth and innovation, including Government Technology's

Tyler Technologies Reports Earnings
For Third Quarter 2022
October 26, 2022

GovTech 100 list and Forbes' "Most Innovative Growth Companies" list. More information about Tyler Technologies, an S&P 500 company headquartered in Plano, Texas, can be found at tylertech.com.
Non-GAAP Financial Measures
Tyler Technologies has provided in this press release financial measures that have not been prepared in accordance with generally accepted accounting principles (GAAP) and are therefore considered non-GAAP financial measures. This information includes non-GAAP revenues, non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating income, non-GAAP operating margin, non-GAAP net income, non-GAAP earnings per diluted share, EBITDA, adjusted EBITDA, and free cash flow. We use these non-GAAP financial measures internally in analyzing our financial results and believe they are useful to investors, as a supplement to GAAP measures, in evaluating Tyler’s ongoing operational performance because they provide additional insight in comparing results from period to period. Tyler believes the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing our financial results with other companies in our industry, many of which present similar non-GAAP financial measures. Non-GAAP financial measures discussed above exclude write-downs of acquisition-related deferred revenue, share-based compensation expense, employer portion of payroll taxes on employee stock transactions, expenses associated with amortization of intangibles arising from business combinations, acquisition-related expenses, and lease restructuring costs. Annualized non-GAAP recurring revenues (ARR) is calculated by annualizing the current quarter's non-GAAP recurring revenues from maintenance and subscriptions.
Tyler currently uses a non-GAAP tax rate of 22.5%. This rate is based on Tyler's estimated annual GAAP income tax rate forecast, adjusted to account for items excluded from GAAP income in calculating Tyler's non-GAAP income, as well as significant non-recurring tax adjustments. The non-GAAP tax rate used in future periods will be reviewed periodically to determine whether it remains appropriate in consideration of factors including Tyler's periodic annual effective tax rate calculated in accordance with GAAP, changes resulting from tax legislation, changes in the geographic mix of revenues and expenses, and other factors deemed significant. Due to differences in tax treatment of items excluded from non-GAAP earnings, as well as the methodology applied to Tyler's estimated annual tax rate as described above, the estimated tax rate on non-GAAP income may differ from the GAAP tax rate and from Tyler's actual tax liabilities.
Non-GAAP financial measures should be considered in addition to, and not as a substitute for, or superior to, financial information prepared in accordance with GAAP. The non-GAAP measures used by Tyler Technologies may be different from non-GAAP measures used by other companies. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures, which has been provided in the financial statement tables included below in this press release.
Forward-looking Statements
This document contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that are not historical in nature and typically address future or anticipated events, trends, expectations or beliefs with respect to our financial condition, results of operations or business. Forward-looking statements often contain words such as “believes,” “expects,” “anticipates,” “foresees,” “forecasts,” “estimates,” “plans,” “intends,” “continues,” “may,” “will,” “should,” “projects,” “might,” “could” or other similar words or phrases. Similarly, statements that describe our business strategy, outlook, objectives, plans, intentions or goals also are forward-looking statements. We believe there is a reasonable basis for our forward-looking statements, but they are inherently

Tyler Technologies Reports Earnings
For Third Quarter 2022
October 26, 2022

subject to risks and uncertainties and actual results could differ materially from the expectations and beliefs reflected in the forward-looking statements. We presently consider the following to be among the important factors that could cause actual results to differ materially from our expectations and beliefs: (1) the effects of the COVID-19 pandemic, including its potential effects on the economic environment, our customers and our operations, as well as any changes to federal, state or local government laws, regulations or orders in connection with the pandemic; (2) changes in the budgets or regulatory environments of our clients, primarily local and state governments, that could negatively impact information technology spending; (3) disruption to our business and harm to our competitive position resulting from cyber-attacks and security vulnerabilities; (4) our ability to protect client information from security breaches and provide uninterrupted operations of data centers; (5) our ability to achieve growth or operational synergies through the integration of acquired businesses, while avoiding unanticipated costs and disruptions to existing operations; (6) material portions of our business require the Internet infrastructure to be adequately maintained; (7) our ability to achieve our financial forecasts due to various factors, including project delays by our clients, reductions in transaction size, fewer transactions, delays in delivery of new products or releases or a decline in our renewal rates for service agreements; (8) general economic, political and market conditions, including inflation and increases in interest rates; (9) technological and market risks associated with the development of new products or services or of new versions of existing or acquired products or services; (10) competition in the industry in which we conduct business and the impact of competition on pricing, client retention and pressure for new products or services; (11) the ability to attract and retain qualified personnel and dealing with the loss or retirement of key members of management or other key personnel; and (12) costs of compliance and any failure to comply with government and stock exchange regulations. These factors and other risks that affect our business are described in our filings with the Securities and Exchange Commission, including the detailed “Risk Factors” contained in our most recent annual report on Form 10-K and quarterly report on Form 10-Q. We expressly disclaim any obligation to publicly update or revise our forward-looking statements.
(Comparative results follow)
Contact: Brian K. Miller
Executive Vice President & CFO
Tyler Technologies, Inc.
972-713-3720
brian.miller@tylertech.com

Source: Tyler Technologies
#TYL_Financial
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TYLER TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Amounts in thousands, except per share data)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021

Software licenses and royalties	$20,269	$22,673	$51,784	$55,210
Subscriptions	254,346	252,942	755,604	554,979
Professional services	63,180	54,624	187,802	155,601
Maintenance	117,338	117,833	351,182	356,566
Appraisal services	8,638	7,146	25,968	19,876
Hardware and other	9,420	4,655	25,643	16,518
Total revenues	473,191	459,873	1,397,983	1,158,750

Software licenses and royalties	3,162	1,547	8,640	4,151
Amortization of acquired software	13,622	12,896	40,882	32,683
Subscriptions, professional services and maintenance	239,928	241,944	721,017	576,035
Appraisal services	5,783	4,506	17,695	13,552
Hardware and other	6,033	2,764	19,219	9,845
Total cost of revenues	268,528	263,657	807,453	636,266

Gross profit	204,663	196,216	590,530	522,484

Selling, general and administrative expenses	103,619	101,847	301,216	289,543
Research and development expense	25,190	24,002	72,517	69,243
Amortization of customer and trade name intangibles	14,941	14,183	43,259	31,015

Operating income	60,913	56,184	173,538	132,683

Interest expense	(9,258)	(5,396)	(20,276)	(18,311)
Other income, net	131	445	712	1,249
Income before income taxes	51,786	51,233	153,974	115,621
Income tax (benefit) provision	(1,447)	7,063	20,811	8,945
Net income	$53,233	$44,170	$133,163	$106,676

Earnings per common share:
Basic	$1.28	$1.08	$3.21	$2.61
Diluted	$1.26	$1.04	$3.14	$2.53

Weighted average common shares outstanding:
Basic	41,600	40,888	41,523	40,805
Diluted	42,407	42,286	42,425	42,196

TYLER TECHNOLOGIES, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(Amounts in thousands, except per share data)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
Reconciliation of non-GAAP total revenues	2022	2021	2022	2021
GAAP total revenues	$473,191	$459,873	$1,397,983	$1,158,750
Non-GAAP adjustments:
Add: Write-downs of acquisition-related deferred revenue	—	751	—	2,039
Non-GAAP total revenues	$473,191	$460,624	$1,397,983	$1,160,789

	Three Months Ended September 30,		Nine Months Ended September 30,
Reconciliation of non-GAAP gross profit and margin	2022	2021	2022	2021
GAAP gross profit	$204,663	$196,216	$590,530	$522,484
Non-GAAP adjustments:
Add: Write-downs of acquisition-related deferred revenue	—	751	—	2,039
Add: Share-based compensation expense included in cost of revenues	7,181	6,303	20,820	17,212
Add: Amortization of acquired software	13,622	12,896	40,882	32,683
Non-GAAP gross profit	$225,466	$216,166	$652,232	$574,418
GAAP gross margin	43.3%	42.7%	42.2%	45.1%
Non-GAAP gross margin	47.6%	46.9%	46.7%	49.5%

	Three Months Ended September 30,		Nine Months Ended September 30,
Reconciliation of non-GAAP operating income and margin	2022	2021	2022	2021
GAAP operating income	$60,913	$56,184	$173,538	$132,683
Non-GAAP adjustments:
Add: Write-downs of acquisition-related deferred revenue	—	751	—	2,039
Add: Share-based compensation expense	26,912	29,461	77,991	80,360
Add: Employer portion of payroll tax related to employee stock transactions	86	401	1,196	1,561
Add: Acquisition related costs	183	2,888	1,214	22,718
Add: Lease restructuring costs	1,159	—	1,159	—
Add: Amortization of acquired software	13,622	12,896	40,882	32,683
Add: Amortization of customer and trade name intangibles	14,941	14,183	43,259	31,015
Non-GAAP adjustments subtotal	56,903	60,580	165,701	170,376
Non-GAAP operating income	$117,816	$116,764	$339,239	$303,059
GAAP operating margin	12.9%	12.2%	12.4%	11.5%
Non-GAAP operating margin	24.9%	25.3%	24.3%	26.1%

TYLER TECHNOLOGIES, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(Amounts in thousands, except per share data)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
Reconciliation of non-GAAP net income and earnings per share	2022	2021	2022	2021
GAAP net income	$53,233	$44,170	$133,163	$106,676
Non-GAAP adjustments:
Add: Total non-GAAP adjustments to operating income	56,903	60,580	165,701	170,376
Add: Acquisition related costs in interest expense	—		—	6,407
Less: Tax impact related to non-GAAP adjustments	(22,737)	(19,772)	(51,115)	(61,232)
Non-GAAP net income	$87,399	$84,978	$247,749	$222,227
GAAP earnings per diluted share	$1.26	$1.04	$3.14	$2.53
Non-GAAP earnings per diluted share	$2.06	$2.01	$5.84	$5.27

	Three Months Ended September 30,		Nine Months Ended September 30,
Detail of share-based compensation expense	2022	2021	2022	2021
Subscriptions, professional services and maintenance	$7,181	$6,303	$20,820	$17,212
Selling, general and administrative expenses	19,731	23,158	57,171	63,148
Total share-based compensation expense	$26,912	$29,461	$77,991	$80,360

	Three Months Ended September 30,		Nine Months Ended September 30,
Reconciliation of EBITDA and adjusted EBITDA	2022	2021	2022	2021
GAAP net income	$53,233	$44,170	$133,163	$106,676
Amortization of customer and trade name intangibles	14,941	14,183	43,259	31,015
Depreciation and amortization included in cost of revenues, SG&A and other expenses	22,646	21,112	67,262	55,290
Amortization of debt discounts and issuance costs included in interest expense	3,329	1,133	5,600	10,083
Interest expense	5,928	4,262	14,676	8,228
Income tax (benefit) provision	(1,447)	7,063	20,811	8,945
EBITDA	$98,630	$91,923	$284,771	$220,237
Write-downs of acquisition-related deferred revenue	—	751	—	2,039
Share-based compensation expense	26,912	29,461	77,991	80,360
Acquisition related costs	183	2,888	1,214	22,718
Lease restructuring costs	1,159	—	1,159	—
Adjusted EBITDA	$126,884	$125,023	$365,135	$325,354

	Three Months Ended September 30,		Nine Months Ended September 30,
Reconciliation of free cash flow	2022	2021	2022	2021
Net cash provided by operating activities	$129,378	$205,387	$259,598	$256,743
Less: additions to property and equipment	(4,684)	(6,547)	(17,441)	(20,770)
Less: capitalized software development costs	(9,094)	(6,019)	(25,557)	(14,966)
Free cash flow	$115,600	$192,821	$216,600	$221,007

TYLER TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Amounts in thousands)
 (Unaudited)

	September 30, 2022	December 31, 2021
ASSETS
Current assets:
Cash and cash equivalents	$185,927	$309,171
Accounts receivable, net	561,780	521,059
Short-term investments	39,360	52,300
Prepaid expenses and other current assets	65,704	63,664
Income tax receivable	7,379	18,137
Total current assets	860,150	964,331

Accounts receivable, long-term portion	9,213	13,937
Operating lease right-of-use assets	53,202	39,720
Property and equipment, net	175,196	181,193

Other assets:
Software development costs, net	51,092	28,489
Goodwill	2,449,405	2,359,674
Other intangibles, net	1,004,045	1,052,493
Non-current investments	22,627	46,353
Other non-current assets	50,443	45,971
Total assets	$4,675,373	$4,732,161

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$242,434	$278,412
Operating lease liabilities	10,581	10,560
Deferred revenue	529,233	510,529
Current portion of term loans	30,000	30,000
Total current liabilities	812,248	829,501

Revolving line of credit	—	—
Term loans	452,138	718,511
Convertible senior notes due 2026, net	594,054	592,765
Deferred revenue, long-term	2,473	38
Deferred income taxes	203,204	228,085
Operating lease liabilities, long-term	49,759	36,336
Other long-term liabilities	14,199	2,893
Total liabilities	2,128,075	2,408,129

Shareholders' equity	$2,547,298	$2,324,032
Total liabilities and shareholders' equity	$4,675,373	$4,732,161

TYLER TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Amounts in thousands)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Cash flows from operating activities:
Net income	$53,233	$44,170	$133,163	$106,676
Adjustments to reconcile net income to cash provided by operations:
Depreciation and amortization	41,084	36,888	116,950	97,864
Losses (gains) from sale of investments	97	—	44	—
Share-based compensation expense	26,912	29,461	77,991	80,360
Operating lease right-of-use assets expense	4,136	2,982	9,240	7,016
Deferred income tax benefit	(13,709)	(9,251)	(32,845)	(15,681)
Changes in operating assets and liabilities, exclusive of effects of acquired companies	17,625	101,137	(44,945)	(19,492)
Net cash provided by operating activities	129,378	205,387	259,598	256,743

Cash flows from investing activities:
Additions to property and equipment	(4,684)	(6,547)	(17,441)	(20,770)
Purchase of marketable security investments	(15,836)	(7,630)	(20,428)	(75,684)
Proceeds and maturities from marketable security investments	14,457	23,168	55,052	114,563
Investment in software	(9,094)	(6,019)	(25,557)	(14,966)
Cost of acquisitions, net of cash acquired	(393)	(89,492)	(117,706)	(2,088,394)
Other	174	424	326	463
Net cash provided (used) by investing activities	(15,376)	(86,096)	(125,754)	(2,084,788)

Cash flows from financing activities:
Decrease in net borrowings on revolving line of credit	—	(65,000)	—	—
Payment on term loans	(190,000)	(57,500)	(270,000)	(57,500)
Proceeds from term loans	—	—	—	900,000
Proceeds from issuance of convertible senior notes	—	—	—	600,000
Payment of debt issuance costs	—	(38)	—	(27,165)
Purchase of treasury shares	—	—	—	(12,975)
Proceeds from exercise of stock options, net of withheld shares for taxes upon equity award	4,405	17,045	298	46,433
Contributions from employee stock purchase plan	4,458	3,557	12,614	9,757
Net cash (used) provided by financing activities	(181,137)	(101,936)	(257,088)	1,458,550

Net (decrease) increase in cash and cash equivalents	(67,135)	17,355	(123,244)	(369,495)
Cash and cash equivalents at beginning of period	253,062	216,773	309,171	603,623

Cash and cash equivalents at end of period	$185,927	$234,128	$185,927	$234,128